Exhibit 99.1

Intrusion Inc. Highlights Strong Early Execution and Strategic Momentum Ahead of Investor Technology Day

Company reports early commercial wins, identifies more than $3 million in annualized cost synergies and continues to expand multiple revenue growth initiatives

PLANO, Texas, July 21, 2026 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ) (“Intrusion” or the “Company”), a leader in cyberattack prevention solutions, today provided a business update highlighting the Company's execution and momentum following its combination with VigilAigent.

Since closing the transaction approximately three weeks ago, the Company believes the combined organization has made significant progress integrating operations, expanding commercial opportunities and advancing its path toward profitability.

Early Momentum Since Closing

Since completing the VigilAigent acquisition, the Company has:

•	Secured over $350,000 in annualized new business and customer renewals.
•	Onboarded several new strategic Managed Service Provider (MSP) partners, each of which the Company believes has the potential to generate more than $1 million in annual recurring revenue as customer deployments are completed and relationships mature.
•	Identified more than $3 million in annualized cost synergies through technology consolidation, operational efficiencies, vendor rationalization and the elimination of redundant infrastructure.
•	Expanded cross-selling opportunities by combining VigilAigent's managed cybersecurity platform, Intrusion's Shield technology and the Company's government cybersecurity expertise into a broader, integrated cybersecurity offering.
•	Continued evaluating strategic acquisition opportunities designed to expand recurring revenue, strengthen channel relationships and add complementary Ai and cybersecurity capabilities.

Tony Scott, Chief Executive Officer of Intrusion, commented, “We have already demonstrated the strategic rationale behind this combination, in just a few weeks since the acquisition announcement. We are seeing encouraging commercial momentum, identifying meaningful cost synergies and creating new opportunities to accelerate recurring revenue growth while improving operating leverage. Just as importantly, we're building a stronger cybersecurity platform capable of serving customers across commercial and government markets. Our focus remains on disciplined execution as we continue moving toward profitability."

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Investor Technology Day

The Company will provide investors and analysts with additional details surrounding its integrated strategy during its Investor Technology Day on July 22, 2026 at 1:00 p.m. ET.

The event will include:

•	Live demonstrations of the Company’s technologies.
•	Product roadmap and Ai initiatives.
•	Integration progress and operational execution.
•	Commercial and government growth strategies.

During the Technology Day, investors will receive the first detailed look at how the Company believes these initiatives collectively create a platform capable of generating sustainable recurring revenue growth. Webcast registration is now open:

Click Here to Register

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas, specializing in advanced threat intelligence. At the core of its capabilities is a proprietary database that catalogs the historical behavior, associations, and reputational risk of IPv4 and IPv6 addresses, domain names, and hostnames. Built on years of gathering global internet intelligence and supporting government entities, this data forms the backbone of Intrusion's commercial solutions.

About VigilAigent™

VigilAigent™, a subsidiary of Intrusion Inc. (NASDAQ: INTZ), is redefining managed security with Ai-powered technology, human expertise, and a partner-first delivery model. Built for MSPs, MSSPs, and enterprise environments to deliver faster threat identification, deeper context, and more effective response. By unifying security visibility, intelligent automation, and expert human validation, VigilAigent helps partners protect customers, scale their security practices, and deliver enterprise-grade cyber defense.

For more information, visit www.vigilaigent.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our financial position; our ability to continue our business as a going concern; our business, sales, and marketing strategies and plans; our ability to successfully market, sell, and deliver our Intrusion Shield commercial product and solutions to an expanding customer base; are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this press release include, but are not limited to, such statements.

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You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as the same may be updated from time to time.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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